                                 SPECIFICATIONS

Contract Type:[Non Qualified]     Contract Number:[00000000000]
Issue Date:[04/01/1999]           Annuity Date:[10/01/2025]
                                  (Must be at least [2] years after issue date)

Owner:[John Doe]                  Owner Date of Birth:[10/25/1960]
Joint Owner:[Jack Doe]            Joint Owner Date of Birth:[07/12/1960]

Annuitant:[Mary Doe]              Annuitant Date of Birth:[03/19/1945]
Joint Annuitant:[Michael Doe]     Joint Annuitant Date of Birth:[08/20/1954]

Annuitant Sex:[Female]            Beneficiary(ies):
Joint Annuitant Sex:[Male]        Primary: Surviving Joint Owner, if any
                                  1st Contingent:[Michael Doe]
                                  2nd Contingent:[Jack Doe]


Payment Credit Percentage:        [No less than 5% of each payment under $x]
                                  [No less than 5% of each payment equal to or over $x]

Minimum Fixed Account             Minimum Additional Payment
Guaranteed Interest Rate:[3%]     Amount:[$100.00]

Guarantee Period Account          Guarantee Period Account
Minimum Interest Rate:[3%]        Minimum Allocation Amount:[$1,000.00]

Minimum Withdrawal                Minimum Accumulated Value
Amount:[$100.00]                  After Withdrawal:[$1,000.00]

Minimum Annuity                   Maximum Alternative Annuity Date:[04/01/2045]
Benefit Payment:[$50.00]          (Must be at least [2] years after the issue date)

Surrender Charge Table:

                             Years From                  Surrender Charge as a
                           Date of Payment         Percent of the Payments Withdrawn
                      To Date of Withdrawal
                           [Less than: 1                        8 1/2%
                                       2                        8 1/2%
                                       3                        8 1/2%
                                       4                        8 1/2%
                                       5                        7 1/2%
                                       6                        6 1/2%
                                       7                        5 1/2%
                                       8                        3 1/2%
                                       9                        1 1/2%
                              Thereafter                        0%""]

Withdrawal Without Surrender Charge Percentage:"[15% of Gross Payment Base] Mortality and Expense Risk Charge:"[1.25%] on an annual basis of the daily value of the Sub-Account assets.
Administrative Charge:"[1.5%] on an annual basis of the daily value of the Sub-Account assets.
Contract Fee:"[$35, if the Accumulated Value is less than $75,000.00. Waived for 401(k)s.]
Principal Office:"440 Lincoln St, Worcester, Massachusetts 01653. ({PROD PHONE})


FORM A8028-99                    3                  {JURISDICTION}({FORM PROD})

Owner:[John Doe]                         Contract Number:[00000000000]

Joint Owner:[Jack Doe]

Initial Payment:[$25,000.00]

Payment Allocation: (The Initial Payment is allocated in the following manner:)

               Variable Sub-Accounts:
               ----------------------
[Select Emerging Markets                Select Gr. & Inc.
Select Int'l Equity                     Fidelity VIP Eq. Inc.
T. Rowe Price Int'l                     Fidelity VIP High Inc.
Select Aggr. Growth                     Select Income
Select Capital Appr.
Select Value Opp.                       Allmerica Money Market]
Select Growth
Select Strategic Gr.
Fidelity VIP Growth


                  Fixed Account
                  -------------


FORM A8028-99                          4

Owner:[John Doe]                           Contract Number:[00000000000]

Joint Owner:[Jack Doe]


           Guarantee Period Accounts
           -------------------------

                                                     Guarantee        Interest Expiration
                                                     "Period"   Rate  "Date
                                                     --------   ----  -----
           [`2 years
            "3 years
            "4 years
            "5 years
            "6 years
            "7 years
            "8 years
            "9 years
            10 years]
             ----
                             100%                        TOTAL


FORM A8028-99                           5

Owner:[John Doe]                          Contract Number:[00000000000]

Joint Owner:[Jack Doe]


RIDER(S) SELECTED:

[Enhanced Death Benefit Rider:]
                                          [EDB Effective Annual Yield        [5%]]
                                          [EDB Charge:     [.25%] on an annual basis of the
                                          Accumulated Value of the contract deducted Pro Rata
                                          on the last day of each contract month]

[Minimum Guaranteed Annuity Payout Rider:]

                                          [M-GAP Effective Date:    04/01/1999
                                          M-GAP Waiting Period:     [10] years
                                          M-GAP Effective Annual Yield:      [5%]
                                          M-GAP Annual Rider Charge:[x%]]

[Guaranteed Principal Protection Rider:]

                                          [GPP Effective Date:      04/01/1999
                                          GPP Waiting Period:       [10] years
                                          GPP Principal Protection Rate:     [100%]
                                          GPP Annual Rider Charge:  [x%]]


                  Accounts:

[Select Emerging Markets                  Select Gr. & Inc.
Select Int'l Equity                       Fidelity VIP Eq. Inc.
T. Rowe Price Int'l                       Fidelity VIP High Inc.
Select Aggr. Growth                       Select Income
Select Capital Appr.
Select Value Opp.                         Allmerica Money Market]
Select Growth
Select Strategic Gr.
Fidelity VIP Growth



FORM A8028-99                          6

                           SPECIFICATIONS (SUPPLEMENT)


Contract Type:[Non Qualified]                Contract Number:[0000000000]

Owner:[John Doe]                             Owner Date of Birth:[10/25/1960]
Joint Owner:[Jack Doe]                       Joint Owner Date of Birth:[07/12/1960]

Annuitant:[Mary Doe]                         Annuitant Date of Birth:[03/19/1945]
Joint Annuitant:[Michael Doe]                Joint Annuitant Date of Birth:[08/20/1954]

Annuitant Sex:[Female]                       Beneficiary(ies):
Joint Annuitant Sex:[Male]                   Primary:Surviving Joint Owner, if any
                                             1st Contingent:[Michael Doe]
                                             2nd Contingent:[Jack Doe]

Payee:                                       [John Doe]
Payee Address:                               [1 Main St, Anywhere, USA  00000]

Annuity Date:                                        [07/06/1999]
Expiration of 90-Day Period:                         [10/06/1999]

Annuity Benefit Payment Option:                      [Joint with 2/3 Survivor Option]
                                                     Survivor Annuity Benefit Percentage:
                                                     [66 2/3%]
                                                     Percentage under a Fixed Annuity Option: [30%]
                                                     Percentage under a Variable Annuity Option:[70%]
                                                     Assumed Investment Return:[4%]
                                                     Annuity Benefit Payment Change Frequency:
                                                                  [Annual, beginning on 07/07/2000]
                                                     Annuity Benefit Frequency:[Monthly,
                                                     Quarterly, Semi-annual, Annual]

      Variable Allocation on Annuity Date:

             "Sub-Accounts
             -------------

                [Select Emerging Markets            Select Gr. & Inc.
                Select Int'l Equity                 Fidelity VIP Eq. Inc.
                T. Rowe Price Int'l                 Fidelity VIP High Inc.
                Select Aggr. Growth                 Select Income
                Select Capital Appr.
                Select Value Opp.                   Allmerica Money Market]
                Select Growth
                Select Strategic Gr.
                Fidelity VIP Growth

FORM A8028-99                         3A

                           SPECIFICATIONS (SUPPLEMENT)

       [Variable Annuitization Rider:]

       "[Payment Rachet:

                                                      APR Maximum Benefit Increase
                                                      Percentage:       [x%]

       "[Payment Floor:

                                                      MAF Amount:       [$xxx]

                                                Amount of First Monthly Annuity Benefit
                                                Payment:[$xxx]

[Without the rider, the first monthly annuity benefit payment would have been $xxx]

Payment Withdrawal Amount:               [[x] times the previous annuity benefit payment but not more than the remaining guaranteed annuity benefit payments.]

Present Value Withdrawal Amount:         [[x%] of Present Value of remaining guaranteed annuity payments.]

Mortality and Expense Risk Charge:       [1.25%]on an annual basis of the daily value of the Sub-Account assets.

Administrative Charge:                   [.15%]on an annual basis of the daily value of the Sub-Account assets.

Principal Office:                        440 Lincoln Street, Worcester, Massachusetts 01653. ({PROD PHONE})

FORM A8028-99                           4A